Exhibit 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com

PepsiCo Reports Second Quarter 2012 Results

•	Second quarter results in line with management’s expectations and company reaffirms 2012 core constant currency[1] EPS guidance

•

Reflecting the impact of previously announced structural changes and negative foreign exchange translation, reported net revenue declined 2 percent. Excluding these impacts, organic[1] net revenue growth was 5 percent

•	Reported EPS was $0.94 and core[1] EPS was $1.12, in line with management’s expectations

•	Company expects to return more than $6 billion to shareholders through dividends and share repurchases, and to deliver more than $1 billion in productivity savings in 2012

PURCHASE, N.Y. – July 25, 2012 – PepsiCo, Inc. (NYSE: PEP) today reported a decline in second quarter net revenue of 2 percent, reflecting a negative 4-percentage-point impact from previously announced structural changes (primarily beverage refranchisings in China and Mexico), and a negative 3-percentage-point impact from foreign exchange translation. Excluding these items, net revenue grew 5 percent in the quarter on an organic basis.

Reported EPS was $0.94, and core EPS was $1.12, in line with management’s expectations. Management reaffirmed both its 2012 core constant currency EPS guidance and long-term financial targets and stated that its 2012 strategic initiatives are on track.

“PepsiCo is diligently executing the strategy we set forth at the start of the year, and we remain on track to achieve our full-year targets,” said PepsiCo Chairman and CEO Indra Nooyi. “We were able to achieve significant pricing in the second quarter, reflecting the strength of our brand portfolio and the success of our packaging initiatives. Our disciplined approach to pricing and continued focus on brand investment drove 5 percent organic net revenue growth and allowed us to substantially offset approximately $350 million in commodity cost inflation.

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including organic, core, constant currency and management operating cash flow.

“Our focus for the second half of the year is squarely on executing against our strategic priorities. We will continue to step up our brand support through increased advertising and marketing, accelerate our innovation to drive growth, and drive our aggressive productivity agenda.

“The work we are doing will enhance our competitiveness while positioning PepsiCo for sustainable growth and value creation for the long term.”

Operating and Marketplace Highlights

•	Grew net revenue in one of four business units on a reported basis, while achieving net revenue growth in all four business units on an organic basis.

•	Achieved 4 points of effective net pricing globally.

•	Grew global snacks net revenue on a reported basis. Grew both global snacks and global beverage net revenue on an organic basis.

•

Emerging and developing market reported net revenue declined 8 percent, primarily due to beverage refranchisings in China and Mexico. On an organic basis, emerging and developing market net revenue grew 9 percent.

•	Delivered strong operating profit results in Europe behind productivity savings and, in Russia, gained value share in savory snacks, social beverages and value-added dairy.

•	Completed strategic beverage alliance with Tingyi, one of the leading food and beverage companies in China, with integration of the bottling system now substantially complete.

•	Largest contributor to food and nonalcoholic beverage revenue growth across measured channels[2] in the U.S. in the second quarter.

•	Increased media spending in the U.S. by over 40 percent in the second quarter supporting the company’s long-term brand-building initiatives.

•	Launched first ever global campaign for brand Pepsi – Live for Now.

•

Decreased net capital spending by $338 million year to date with net capital spending 4.4 percent of net revenue over the last four quarters, an improvement of more than 100 basis points over the comparable prior four quarters.

[2]	IRI GDMxC

Summary of Second Quarter Financial Performance

•

Organic net revenue growth, excluding the impact of acquisitions and divestitures and foreign exchange translation, was 5 percent. Reported net revenue benefited from 1 percentage point of volume growth and 4 percentage points of effective net pricing, offset by negative foreign exchange translation of 3 percentage points. Structural changes, primarily refranchisings in China and Mexico, negatively impacted reported net revenue performance by 4 percentage points.

•

Reported operating profit declined 14 percent and core operating profit declined 5 percent. Operating profit performance was in line with management’s expectations and reflected the impact of division operating profit performance and higher corporate unallocated expenses reflecting increased pension expense. Core operating profit excluded mark-to-market net losses on commodity hedges and restructuring, impairment and integration charges.

•

Division operating profit declined 9 percent and core division operating profit declined 3 percent. Division operating profit performance reflected structural changes, a negative 3 percentage point impact of foreign exchange translation, and approximately $350 million of commodity cost inflation.

•	Net interest expense was $208 million, an increase of $29 million, primarily driven by lower interest income and higher debt balances.

•

The company’s reported effective tax rate was 30.8 percent. The company’s core effective tax rate was 27.8 percent, 180 basis points above the prior year quarter, reflecting comparisons against a prior year tax benefit related to a portion of our international business operations, partially offset by the favorable resolution of certain tax matters in the current year.

•

Reported EPS was $0.94 and core EPS was $1.12, in line with management’s expectations. Core EPS reflects a $0.04 negative impact of foreign exchange translation and excludes a $0.04 per share impact of restructuring, impairment and integration charges, a $0.10 per share impact from restructuring and other charges related to the transaction with Tingyi and a $0.04 per share impact from mark-to-market net losses on commodity hedges. Mark-to-market gains and losses are subsequently reflected in core division results when the divisions take delivery of the underlying commodity.

•

Operating cash flow was $1.2 billion year to date. Management operating cash flow (excluding certain items) was $1.4 billion. The company has returned $2.8 billion to shareholders through dividends and share repurchases through the end of the second quarter, and expects to return more than $6 billion to shareholders for the full year 2012.

Summary Second Quarter 2012 Performance (Percent Growth)

	Reported	Core USD[a]	Core Constant Currency[a]	Organic[f]

Volume[b]
Snacks	6			3
Beverages	1			1
Net Revenue	(2)	(2)	1	5
Division Operating Profit		(3)	(1)
Operating Profit[d]	(14)	(5)	(2)
EPS	(20)	(7)	(4)

Summary Second Quarter 2012 Business Segment Performance (Percent Growth)

						Core[a]
						Constant Currency[a]
	Volume[b]		Net Revenue	Operating Profit[d]	Organic Net Revenue	Net Revenue	Operating Profit	Operating Profit
PAF	5		4	(3)	7	8	2	—
FLNA	—		3	(2)	4	4	1	1
LAF	15	[e]	8	(1)	14	17	11	1
QFNA	(1)		—	(8)	1	0.5	(7)	(8)
PAB	(1)		(5)	(15)	2	(4)	(13)	(14)
Europe	1/(2)[c]		(5)	11	3	3	15	8
AMEA	19/6	[c]	(8)	(45)	10	(4)	7	4
Total Divisions	6/1	[c]	(2)	(9)	5	1	(1)	(3)
Total PepsiCo				(14)				(5)

[a]

The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

[b]	Volume growth measures reflect an adjustment to the base year (2011) for divestitures that occurred in 2011 and 2012, as applicable.
[c]	Snacks/Beverages.
[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2012 and 2011. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	LAF volume included 11 percentage points of benefit related to acquisitions.
[f]

Organic results are non-GAAP financial measures that exclude the impact of acquisitions and divestitures and, beginning with the second quarter 2012 results, foreign exchange translation. Please refer to the Glossary for additional information regarding organic results.

All comparisons are on a core year-over-year basis unless otherwise noted.

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic net revenue grew 7 percent in the quarter, and reported net revenue grew 4 percent. Net revenue growth was driven by positive effective net pricing across all three PAF divisions (FLNA, LAF, and QFNA) supported by strong contributions from innovations and increased media support. Core constant currency operating profit grew 2 percent, reflecting high commodity cost inflation and higher A&M investments across all divisions, partially offset by productivity initiatives.

Frito-Lay North America (FLNA)

Organic net revenue increased 4 percent. Effective net pricing and disciplined channel revenue management strategies drove particularly strong net revenue growth in the C-store, Club, Dollar and Foodservice channels and unit growth was positive overall. Reported net revenue grew 3 percent.

Operating profit growth of 1 percent in the quarter reflected the net revenue growth and productivity gains, partially offset by higher commodity cost inflation and increased advertising and marketing investments.

Latin America Foods (LAF)

On an organic basis, LAF net revenue grew 14 percent led by strong growth in Mexico. Reported net revenue grew 8 percent, reflecting 11 percentage points of effective net pricing and a 3-percentage-point benefit from acquisitions and divestitures, partially offset by a 9-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit grew 11 percent, reflecting volume gains, positive effective net pricing and productivity initiatives, offset by higher commodity cost inflation and marketplace investments.

Quaker Foods North America (QFNA)

Organic net revenue increased 1 percent. Reported net revenue performance was even with the prior year quarter, reflecting 2 percentage points of effective net pricing, including weight outs in certain product segments, and supported by innovation such as the launch of Quaker Medleys.

Core constant currency operating profit in the quarter declined 7 percent driven by higher commodity cost inflation, partially offset by productivity initiatives. Core constant currency operating profit was also impacted by less-favorable settlements of promotional spending accruals in the current year, which negatively impacted performance by 3 percentage points.

PepsiCo Americas Beverages (PAB)

On an organic basis, net revenue increased 2 percent in the quarter on 3.5 percentage points of effective net pricing with strength in the small format and wholesale club channels. Reported net revenue declined 5 percent, primarily reflecting the impact of the refranchising of the division’s Mexican beverage business in the fourth quarter of 2011. The refranchising negatively impacted net revenue performance by 7 percentage points in the quarter.

Operating profit declined in the quarter primarily reflecting increased commodity costs and higher advertising and marketing spending, partially offset by favorable effective net pricing and savings resulting from productivity initiatives.

Europe

On an organic basis, net revenue grew 3 percent with a focus on mix management to drive margin accretion. Reported net revenue declined 5 percent, reflecting 4 percentage points of effective net pricing, more than offset by unfavorable foreign exchange translation impact of 8 percentage points.

Core constant currency operating profit grew 15 percent in the quarter, reflecting significant productivity gains and effective net pricing, partially offset by commodity cost inflation. Core constant currency operating profit was negatively impacted by a benefit in the prior year quarter from accelerated timing of concentrate shipments in connection with our global SAP implementation and less favorable promotional spending accruals in the current quarter, which impacted growth by 4 percentage points and 2 percentage points, respectively. Excluding these items, core constant currency operating profit increased 22 percent.

Asia, Middle East & Africa (AMEA)

On an organic basis, net revenue grew 10 percent. Reported net revenue declined 8 percent reflecting a 15-percentage-point negative impact due to the refranchising of our bottling operations in China and the deconsolidation of a joint venture, and a negative 4-percentage-point impact from foreign exchange translation.

Core constant currency operating profit grew 7 percent, with volume growth and effective net pricing partially offset by higher commodity costs. The benefits in the prior year from both the accelerated timing of concentrate shipments in connection with our global SAP implementation and the recovery of a previously written-off receivable negatively impacted growth in the current-year quarter by 10 percentage points. Excluding these items, core constant currency operating profit increased 17 percent.

Restructuring

As previously announced, the company has committed to a multi-year productivity program. The company incurred pre-tax non-core restructuring charges of $77 million in the second quarter of 2012 and anticipates additional charges of approximately $315 million in the balance of 2012 and $102 million from 2013 through 2015. Charges under this program resulted in cash expenditures of $96 million in the second quarter of 2012, and the company anticipates additional cash expenditures of approximately $295 million in the remainder of 2012, with the balance of approximately $290 million of related cash expenditures expected in 2013 through 2015.

2012 Guidance and Outlook

Consistent with its previous guidance for 2012, the company expects a decline in core constant currency EPS of approximately 5 percent from its fiscal 2011 core EPS of $4.40. Based on the current foreign exchange market consensus, foreign exchange translation would have an unfavorable impact of approximately three percentage points on the company’s full year core EPS performance in 2012. Consistent with its previous guidance, the company expects core constant currency net revenue growth of low-single-digits reflecting the impact of structural changes, principally refranchisings, which are expected to reduce core constant currency net revenue growth by approximately three percentage points for the full year. Excluding these structural changes, core constant currency net revenue is expected to grow mid-single-digits, consistent with the company’s prior guidance.

The company is targeting approximately $8 billion in cash flow from operating activities and more than $6 billion in management operating cash flow (excluding certain items) in 2012, which includes the favorable impact of an expected 10 percent reduction in capital spending and improved working capital efficiency. The company also made a pre-tax discretionary pension and retiree medical contribution of $1 billion in the first quarter of 2012.

Reflecting its commitment to return capital to shareholders, the company anticipates more than $3 billion in share repurchases for 2012, and expects to pay $3.3 billion in dividends. The dividend reflects a 4 percent dividend per share increase that was effective with the dividend paid in June 2012, making 2012 the company’s 40th consecutive year of dividend per share growth.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss second-quarter results and the outlook for 2012. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

Cautionary Statement

Statements in this communication that are "forward-looking statements,” including our 2012 guidance and long-term growth targets, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from our productivity plan; any downgrade of our credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, merger and integration charges in connection with our acquisition of WBD and restructuring and other charges related to the transaction with Tingyi. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, as well as merger and integration charges and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. In addition, full-year 2011 core results exclude an extra week of results and restructuring and impairment charges. For more details and reconciliations of our 2012 and 2011 core and core constant currency results and guidance, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: The combined impact of mix and price.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) a discretionary pension and post-retirement contribution, (2) restructuring payments, (3) merger and integration payments in connection with the PBG, PAS and WBD acquisitions, (4) capital investments related to the bottling integration, (5) capital investments related to the productivity plan, (6) payments for restructuring and other charges related to the transaction with Tingyi and (7) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that excludes the impact of acquisitions and divestitures and, beginning with the second quarter 2012 results, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “constant currency” above for additional information.

Pricing: The impact of list price changes and weight changes per package.

# # #

PepsiCo, Inc. and Subsidiaries

Summary of PepsiCo Second Quarter 2012 Results

(unaudited)

	12 Weeks Ended 6/16/12			24 Weeks Ended 6/16/12
	Growth (%)	Core* Growth (%)	Core Constant Currency* Growth (%)	Growth (%)	Core* Growth (%)	Core Constant Currency* Growth (%)
Volume (Servings)	2	2		2	2
Net Revenue	(2)	(2)	1	—	—	3
Division Operating Profit	(9)	(3)	(1)	(6)	(3)	(1)
Total Operating Profit	(14)	(5)	(2)	(9)	(6)	(3.5)
Net Income Attributable to PepsiCo	(21)	(9)	(6)	(14)	(9)	(6)
Earnings per Share (EPS)	(20)	(7)	(4)	(12)	(7)	(5)

	12 Weeks Ended 6/16/12
	Global Snacks	Global Beverages	Total PepsiCo	Global Nutrition
Reported Net Revenue Growth (%)	4	(8)	(2)	(3)
Organic Net Revenue Growth (%)*	8	2	5	2.5

	24 Weeks Ended 6/16/12
	Global Snacks	Global Beverages	Total PepsiCo	Global Nutrition
Reported Net Revenue Growth (%)	5	(4)	—	2
Organic Net Revenue Growth (%)*	7	2	5	2

*	Core results, core constant currency results, division operating profit and organic results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP). In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, merger and integration costs in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD) and restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi). In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. Organic results exclude the impact of acquisitions and divestitures and, beginning with the second quarter 2012 results, foreign exchange translation. Core growth on a constant currency basis and organic results are financial measures that assume constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2011. In order to compute these results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-23 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

A – 1

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions, except per share amounts, and unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/16/12	6/11/11	Change	6/16/12	6/11/11	Change

Net Revenue	$16,458	$16,827	(2)%	$28,886	$28,764	—%

Cost of sales	7,915	7,963	(1)%	13,804	13,410	3%
Selling, general and administrative expenses	6,136	6,070	1%	10,928	10,809	1%
Amortization of intangible assets	30	40	(24)%	55	65	(16)%

Operating Profit	2,377	2,754	(14)%	4,099	4,480	(9)%

Interest expense	(209)	(199)	5%	(407)	(379)	7%
Interest income and other	1	20	(98)%	24	37	(37)%

Income before income taxes	2,169	2,575	(16)%	3,716	4,138	(10)%

Provision for income taxes	668	670	—%	1,082	1,089	(1)%

Net income	1,501	1,905	(21)%	2,634	3,049	(14)%

Less: Net income attributable to noncontrolling interests	13	20	(37)%	19	21	(12)%

Net Income Attributable to PepsiCo	$1,488	$1,885	(21)%	$2,615	$3,028	(14)%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.94	$1.17	(20)%	$1.65	$1.89	(12)%
Average Shares Outstanding	1,581	1,605		1,583	1,605

Cash dividends declared per common share	$0.5375	$0.515		$1.0525	$0.995

A – 2

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/16/12	6/11/11	Change	6/16/12	6/11/11	Change
Net Revenue

Frito-Lay North America	$3,193	$3,090	3%	$6,203	$5,994	3.5%
Quaker Foods North America	583	583	—%	1,206	1,223	(1)%
Latin America Foods	1,948	1,808	8%	3,183	2,916	9%

PepsiCo Americas Foods	5,724	5,481	4%	10,592	10,133	4.5%

PepsiCo Americas Beverages	5,352	5,629	(5)%	9,800	10,160	(3.5)%

Europe	3,617	3,794	(5)%	5,462	5,420	1%

Asia, Middle East & Africa	1,765	1,923	(8)%	3,032	3,051	(1)%

Total Net Revenue	$16,458	16,827	(2)%	$28,886	$28,764	—%

Operating Profit

Frito-Lay North America	$835	$853	(2)%	$1,615	$1,627	(1)%
Quaker Foods North America	154	167	(8)%	341	381	(11)%
Latin America Foods	271	274	(1)%	454	445	2%

PepsiCo Americas Foods	1,260	1,294	(3)%	2,410	2,453	(2)%

PepsiCo Americas Beverages	840	983	(15)%	1,365	1,541	(11)%

Europe	453	407	11%	534	470	14%

Asia, Middle East & Africa	165	299	(45)%	313	445	(29)%

Division Operating Profit	2,718	2,983	(9)%	4,622	4,909	(6)%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	(79)	(9)	802%	5	22	(78)%
Merger and Integration Charges	(2)	(12)	(96)%	(2)	(54)	(99)%
Restructuring and Impairment Charges	(3)	—	n/m	(1)	—	n/m
Other	(257)	(208)	23%	(525)	(397)	32%

	(341)	(229)	49%	(523)	(429)	22%

Total Operating Profit	$2,377	$2,754	(14)%	$4,099	$4,480	(9)%

n/m = not meaningful

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	24 Weeks Ended
	6/16/12	6/11/11
Operating Activities
Net income	$2,634	$3,049
Depreciation and amortization	1,201	1,187
Stock-based compensation expense	125	146
Restructuring and impairment charges	110	—
Cash payments for restructuring charges	(140)	(1)
Merger and integration costs	5	113
Cash payments for merger and integration costs	(47)	(207)
Restructuring and other charges related to the transaction with Tingyi	163	—
Cash payments for restructuring and other charges related to the transaction with Tingyi	(88)	—
Excess tax benefits from share-based payment arrangements	(53)	(52)
Pension and retiree medical plan contributions	(1,169)	(116)
Pension and retiree medical plan expenses	271	254
Deferred income taxes and other tax charges and credits	85	(146)
Change in accounts and notes receivable	(1,084)	(1,491)
Change in inventories	(643)	(742)
Change in prepaid expenses and other current assets	(196)	(144)
Change in accounts payable and other current liabilities	(193)	(65)
Change in income taxes payable	432	849
Other, net	(166)	(281)

Net Cash Provided by Operating Activities	1,247	2,353

Investing Activities
Capital spending	(901)	(1,231)
Sales of property, plant and equipment	42	34
Acquisition of WBD, net of cash and cash equivalents acquired	—	(2,428)
Investment in WBD	—	(164)
Cash payments related to the transaction with Tingyi	(298)	—
Other acquisitions and investments in noncontrolled affiliates	(49)	(61)
Divestitures	14	—
Short-term investments, net	41	—
Other investing, net	13	(2)

Net Cash Used for Investing Activities	(1,138)	(3,852)

Financing Activities
Proceeds from issuances of long-term debt	2,733	1,754
Payments of long-term debt	(1,034)	(285)
Short-term borrowings, net	326	(262)
Cash dividends paid	(1,626)	(1,530)
Share repurchases – common	(1,206)	(746)
Share repurchases – preferred	(3)	(4)
Proceeds from exercises of stock options	496	652
Excess tax benefits from share-based payment arrangements	53	52
Acquisition of noncontrolling interests	(12)	(1,327)
Other financing	(19)	(3)

Net Cash Used for Financing Activities	(292)	(1,699)

Effect of exchange rate changes on cash and cash equivalents	(21)	168
Net Decrease in Cash and Cash Equivalents	(204)	(3,030)
Cash and Cash Equivalents – Beginning of Year	4,067	5,943

Cash and Cash Equivalents – End of Period	$3,863	$2,913

A – 4

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions, except per share amounts)

	6/16/12	12/31/11
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$3,863	$4,067
Short-term investments	330	358
Accounts and notes receivable, net	7,721	6,912
Inventories
Raw materials	1,991	1,883
Work-in-process	351	207
Finished goods	1,932	1,737

	4,274	3,827

Prepaid expenses and other current assets	1,845	2,277

Total Current Assets	18,033	17,441

Property, plant and equipment, net	18,514	19,698
Amortizable intangible assets, net	1,809	1,888

Goodwill	16,456	16,800
Other nonamortizable intangible assets	14,399	14,557

Nonamortizable Intangible Assets	30,855	31,357

Investments in noncontrolled affiliates	1,562	1,477
Other assets	1,617	1,021

Total Assets	$72,390	$72,882

Liabilities and Equity
Current Liabilities
Short-term obligations	$7,038	$6,205
Accounts payable and other current liabilities	11,153	11,757
Income taxes payable	78	192

Total Current Liabilities	18,269	18,154

Long-term debt obligations	21,294	20,568
Other liabilities	7,365	8,266
Deferred income taxes	4,867	4,995

Total Liabilities	51,795	51,983

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(160)	(157)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 shares)	31	31
Capital in excess of par value	4,223	4,461
Retained earnings	41,274	40,316
Accumulated other comprehensive loss	(6,636)	(6,229)
Repurchased common stock, at cost (307 and 301 shares, respectively)	(18,316)	(17,875)

Total PepsiCo Common Shareholders’ Equity	20,576	20,704

Noncontrolling interests	138	311

Total Equity	20,595	20,899

Total Liabilities and Equity	$72,390	$72,882

A – 5

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions, except dollar amounts, and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/16/12	6/11/11	6/16/12	6/11/11
Beginning Net Shares Outstanding	1,568	1,581	1,565	1,582
Options Exercised/Restricted Stock Units Converted	5	9	13	15
Shares Repurchased	(14)	(5)	(19)	(12)

Ending Net Shares Outstanding	1,559	1,585	1,559	1,585

Weighted Average Basic	1,563	1,583	1,565	1,583
Dilutive securities:
Options	11	16	12	16
Restricted Stock Units	6	5	5	5
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,581	1,605	1,583	1,605

Average Share Price for the period	$67.01	$68.05	$65.84	$66.35
Growth Versus Prior Year	(1.5)%	5%	(1)%	4%

Options Outstanding	82	98	83	102
Options in the Money	72	88	63	82
Dilutive Shares from Options	11	16	12	16
Dilutive Shares from Options as a % of Options in the Money	16%	18%	18%	19%

Average Exercise Price of Options in the Money	$55.67	$53.92	$53.51	$52.14

Restricted Stock Units Outstanding	13	13	11	13
Dilutive Shares from Restricted Stock Units	6	5	5	5

Average Intrinsic Value of Restricted Stock Units Outstanding*	$65.50	$62.87	$65.24	$62.89

*	Weighted-average intrinsic value at grant date.

A – 6

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

(unaudited)

Core results, core constant currency results, organic results and division operating profit are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

53rd week impact

In 2011, we had an additional week of results (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the quarter and year ended December 31, 2011.

Commodity mark-to-market net impact

In the 12 weeks ended June 16, 2012, we recognized $79 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we recognized $5 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 weeks ended June 11, 2011, we recognized $9 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 11, 2011, we recognized $22 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 31, 2011, we recognized $102 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Restructuring and impairment charges

In the 12 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $77 million in conjunction with our multi-year productivity plan (Productivity Plan), including $24 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $6 million recorded in the LAF segment, $35 million recorded in the PAB segment, $8 million recorded in the AMEA segment and $3 million recorded in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $110 million in conjunction with our Productivity Plan, including $32 million recorded in the FLNA segment, $6 million recorded in the QFNA segment, $12 million recorded in the LAF segment, $43 million recorded in the PAB segment, $17 million recorded in the AMEA segment, $1 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the year ended December 31, 2011, we incurred charges of $383 million in conjunction with our Productivity Plan, including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Merger and integration charges

In the 12 weeks ended June 16, 2012, we incurred merger and integration charges of $3 million related to our acquisition of WBD, including $1 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred merger and integration charges of $5 million related to our acquisition of WBD, including $3 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the 12 weeks ended June 11, 2011, we incurred merger and integration charges of $58 million related to our acquisitions of PBG, PAS and WBD, including $32 million recorded in the PAB segment, $14 million recorded in the Europe segment and $12 million recorded in corporate unallocated expenses. In the 24 weeks ended June 11, 2011, we incurred merger and integration charges of $113 million related to our acquisitions of PBG, PAS and WBD, including $53 million recorded in the PAB segment, $6 million recorded in the Europe segment and $54 million recorded in corporate unallocated expenses. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the year ended December 31, 2011, we incurred

A – 7

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also included closing costs and advisory fees related to our acquisition of WBD.

Restructuring and other charges related to the transaction with Tingyi

In the 12 and 24 weeks ended June 16, 2012, we recorded restructuring and other charges of $137 million related to the transaction with Tingyi.

Inventory fair value adjustments

In the 12 and 24 weeks ended June 11, 2011, we recorded $4 million and $38 million, respectively, of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.

Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table below) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

2012 guidance and long-term targets

Our 2012 full-year core constant currency EPS guidance and our long-term core constant currency EPS growth targets exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, merger and integration charges, and restructuring and other charges related to the transaction with Tingyi. In addition, our 2012 full-year core constant currency net revenue and EPS guidance and our long-term constant currency net revenue and core constant currency EPS growth targets exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2012 core constant currency EPS growth or our long-term core constant currency EPS growth targets to our full-year projected 2012 and long-term reported results because we are unable to predict the 2012 and long-term impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our full-year projected 2012 and long-term core constant currency net revenue growth to our full-year projected 2012 and long-term reported net revenue growth because we are unable to predict the 2012 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

A – 8

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, unaudited)

Operating Profit Growth Reconciliation

	12 Weeks Ended	24 Weeks Ended
	6/16/12	6/16/12
Reported Total Operating Profit Growth	(14)%	(9)%
Impact of Corporate Unallocated	5	3

Division Operating Profit Growth	(9)%	(6)%

Operating Profit Growth Reconciliation

	12 Weeks Ended
	6/16/12	6/11/11	Growth
Reported Total Operating Profit Growth	$2,377	$2,754	(14)%
Mark-to-Market Net Losses	79	9
Merger and Integration Charges	3	58
Inventory Fair Value Adjustments	—	4
Restructuring and Impairment Charges	77	—
Restructuring and Other Charges Related to the Transaction with Tingyi	137	—

Core Total Operating Profit Growth	$2,673	$2,825	(5)%

Impact of Foreign Currency Translation			3

Core Constant Currency Operating Profit Growth			(2)%

	24 Weeks Ended
	6/16/12	6/11/11	Growth
Reported Total Operating Profit Growth	$4,099	$4,480	(9)%
Mark-to-Market Net Gains	(5)	(22)
Merger and Integration Charges	5	113
Restructuring and Impairment Charges	110	—
Restructuring and Other Charges Related to the Transaction with Tingyi	137	—
Inventory Fair Value Adjustments	—	38

Core Total Operating Profit Growth	$4,346	$4,609	(6)%

Impact of Foreign Currency Translation			2

Core Constant Currency Operating Profit Growth			(3.5)%*

*	Does not sum due to rounding.

A – 9

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, except per share amounts, unaudited)

Net Income Attributable to PepsiCo Reconciliation

	12 Weeks Ended
	6/16/12	6/11/11	Growth
Reported Net Income Attributable to PepsiCo	$1,488	$1,885	(21)%
Mark-to-Market Net Losses	55	5
Merger and Integration Charges	2	45
Restructuring and Impairment Charges	57	—
Inventory Fair Value Adjustments	—	2
Restructuring and Other Charges Related to the Transaction with Tingyi	163	—

Core Net Income Attributable to PepsiCo	$1,765	$1,937	(9)%

Impact of Foreign Currency Translation			3

Core Constant Currency Net Income Attributable to PepsiCo			(6)%

	24 Weeks Ended
	6/16/12	6/11/11	Growth
Reported Net Income Attributable to PepsiCo	$2,615	$3,028	(14)%
Mark-to-Market Net Gains	(5)	(14)
Merger and Integration Charges	4	94
Restructuring and Impairment Charges	80	—
Inventory Fair Value Adjustments	—	23
Restructuring and Other Charges Related to the Transaction with Tingyi	163	—

Core Net Income Attributable to PepsiCo	$2,857	$3,131	(9)%

Impact of Foreign Currency Translation			2

Core Constant Currency Net Income Attributable to PepsiCo			(6)%*

*	Does not sum due to rounding.

Diluted EPS Reconciliation

	12 Weeks Ended
	6/16/12	6/11/11		Growth
Reported Diluted EPS	$0.94	$1.17		(20)%
Mark-to-Market Net Losses	0.04	—
Merger and Integration Charges	—	0.03
Restructuring and Impairment Charges	0.04	—
Restructuring and Other Charges Related to the Transaction with Tingyi	0.10	—

Core Diluted EPS	$1.12	$1.21	*	(7)%

Impact of Foreign Currency Translation				3

Core Constant Currency Diluted EPS				(4)%

*	Does not sum due to rounding.

A – 10

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, except per share amounts, unaudited)

Diluted EPS Reconciliation

	24 Weeks Ended
	6/16/12		6/11/11	Growth
Reported Diluted EPS	$1.65		$1.89	(12)%
Mark-to-Market Net Gains	—		(0.01)
Merger and Integration Charges	—		0.06
Restructuring and Impairment Charges	0.05		—
Inventory Fair Value Adjustments	—		0.01
Restructuring and Other Charges Related to the Transaction with Tingyi	0.10		—

Core Diluted EPS	$1.81	*	$1.95	(7)%

Impact of Foreign Currency Translation				2

Core Constant Currency Diluted EPS				(5)%

*	Does not sum due to rounding.

Diluted EPS Reconciliation

Year Ended
12/31/11
Reported Diluted EPS	$4.03
53rd Week	(0.04)
Mark-to-Market Net Losses	0.04
Merger and Integration Charges	0.17
Restructuring and Impairment Charges	0.18
Inventory Fair Value Adjustments	0.02

Core Diluted EPS	$4.40

Net Cash Provided by Operating Activities Reconciliation

24 Weeks Ended
6/16/12
Net Cash Provided by Operating Activities	$1,247
Capital Spending	(901)
Sales of Property, Plant and Equipment	42

Management Operating Cash Flow	388
Discretionary Pension and Retiree Medical Contributions (after-tax)	770
Payments Related to Restructuring Charges (after-tax)	100
Merger and Integration Payments (after-tax)	34
Capital Investments Related to the PBG/PAS Integration	8
Capital Investments Related to the Productivity Plan	5
Cash Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	88

Management Operating Cash Flow Excluding above Items	$1,393

Net Cash Provided by Operating Activities Reconciliation (in billions)

2012 Guidance
Net Cash Provided by Operating Activities	~$	7.7
Net Capital Spending		~(2.9)

Management Operating Cash Flow		~4.9	*
Payments Related to Restructuring Charges (after-tax)		~0.4
Discretionary Pension and Retiree Medical Contributions (after-tax)		~0.7
Capital Investments Related to the PBG/PAS Integration		~0.1
Cash Payments for Restructuring and Other Charges Related to the Transaction with Tingyi		~0.1

Management Operating Cash Flow Excluding above Items	~$	6.1	*

*	Does not sum due to rounding.

A – 11

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, unaudited)

Effective Tax Rate Reconciliation

	12 Weeks Ended
	6/16/12
	Pre-Tax Income	Income Taxes	Effective Tax Rate
Reported Effective Tax Rate	$2,169	$668	30.8%
Mark-to-Market Net Losses	79	24
Merger and Integration Charges	3	1
Restructuring and Impairment Charges	77	20
Restructuring and Other Charges Related to the Transaction with Tingyi	137	(26)

Core Effective Tax Rate	$2,465	$687	27.8%

Global Beverages Net Revenue Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/16/12		6/16/12
Reported Global Beverages Net Revenue Growth	(8)%		(4)%
Impact of Acquisitions and Divestitures	7		4
Impact of Foreign Currency Translation	2.5		2

Organic Global Beverages Net Revenue Growth	2	%*	2%

*	Does not sum due to rounding.

Global Snacks Net Revenue Growth Reconciliation

	12 Weeks Ended	24 Weeks Ended
	6/16/12	6/16/12
Reported Global Snacks Net Revenue Growth	4%	5%
Impact of Acquisitions and Divestitures	(0.5)	(1)
Impact of Foreign Currency Translation	4	3

Organic Global Snacks Net Revenue Growth	8%*	7%

*	Does not sum due to rounding.

Global Nutrition Group Net Revenue Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/16/12		6/16/12
Reported Global Nutrition Group Net Revenue Growth	(3)%		2%
Impact of Acquisitions and Divestitures	3		(2)
Impact of Foreign Currency Translation	3		2

Organic Global Nutrition Group Net Revenue Growth	2.5	%*	2%

*	Does not sum due to rounding.

A – 12

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Emerging and Developing Market Net Revenue Growth Reconciliation

	12 Weeks Ended
	6/16/12
Total Reported Emerging and Developing Market Net Revenue Growth	(8)%
Impact of Acquisitions and Divestitures	9
Impact of Foreign Currency Translation	7

Emerging and Developing Markets Organic Net Revenue Growth	9	%*

*	Does not sum due to rounding.

Europe Operating Profit Growth Reconciliation

12 Weeks Ended
6/16/12
Europe Reported Operating Profit Growth	11%
Merger and Integration Charges	(3)
Foreign Currency Translation	7

Europe Core Constant Currency Operating Profit Growth	15
Accelerated Timing of Concentrate Shipments	4
Less Favorable Settlements of Promotional Spending Accruals	2

Europe Core Constant Currency Operating Profit Growth excluding above items	22%*

*	Does not sum due to rounding.

AMEA Operating Profit Growth Reconciliation

12 Weeks Ended
6/16/12
AMEA Reported Operating Profit Growth	(45)%
Restructuring and Impairment Charges	3
Restructuring and Other Charges Related to the Transaction with Tingyi	46
Foreign Currency Translation	3

AMEA Core Constant Currency Operating Profit Growth	7
Accelerated Timing of Concentrate Shipments	7
Recovery of Previously Written Off Receivable	3

AMEA Core Constant Currency Operating Profit Growth excluding above items	17%

A – 13

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

12 and 24 Weeks Ended June 16, 2012

(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Merger and integration charges	Restructuring and impairment charges	Commodity mark-to-market net losses		Core*
	12 Weeks Ended 6/16/12				Restructuring and other charges related to the transaction with Tingyi	12 Weeks Ended 6/16/12

Cost of sales	$7,915	$—	$—	$(24)	$—	$7,891

Selling, general and administrative expenses	$6,136	$(3)	$(77)	$(55)	$(137)	$5,864

Operating profit	$2,377	$3	$77	$79	$137	$2,673

Provision for income taxes	$668	$1	$20	$24	$(26)	$687

Net income attributable to PepsiCo	$1,488	$2	$57	$55	$163	$1,765

Net income attributable to PepsiCo per common share - diluted	$0.94	$—	$0.04	$0.04	$0.10	$1.12

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Merger and integration charges	Restructuring and impairment charges	Commodity mark-to-market net gains		Core*
	24 Weeks Ended 6/16/12				Restructuring and other charges related to the transaction with Tingyi	24 Weeks Ended 6/16/12

Cost of sales	$13,804	$—	$—	$(7)	$—	$13,797

Selling, general and administrative expenses	$10,928	$(5)	$(110)	$12	$(137)	$10,688

Operating profit	$4,099	$5	$110	$(5)	$137	$4,346

Provision for income taxes	$1,082	$1	$30	$—	$(26)	$1,087

Net income attributable to PepsiCo	$2,615	$4	$80	$(5)	$163	$2,857

Net income attributable to PepsiCo per common share - diluted	$1.65	$—	$0.05	$—	$0.10	$1.81	**

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

A – 14

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

12 and 24 Weeks Ended June 11, 2011

(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Commodity mark-to-market net losses	Core*
	12 Weeks Ended 6/11/11				12 Weeks Ended 6/11/11

Cost of sales	$7,963	$(4)	$—	$—	$7,959

Selling, general and administrative expenses	$6,070	$—	$(58)	$(9)	$6,003

Operating profit	$2,754	$4	$58	$9	$2,825

Provision for income taxes	$670	$1	$13	$4	$688

Noncontrolling interests	$20	$1	$—	$—	$21

Net income attributable to PepsiCo	$1,885	$2	$45	$5	$1,937

Net income attributable to PepsiCo per common share - diluted	$1.17	$—	$0.03	$—	$1.21	**

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Commodity mark-to-market net gains	Core*
	24 Weeks Ended 6/11/11				24 Weeks Ended 6/11/11

Cost of sales	$13,410	$(38)	$—	$—	$13,372

Selling, general and administrative expenses	$10,809	$—	$(113)	$22	$10,718

Operating profit	$4,480	$38	$113	$(22)	$4,609

Provision for income taxes	$1,089	$9	$19	$(8)	$1,109

Noncontrolling interests	$21	$6	$—	$—	$27

Net income attributable to PepsiCo	$3,028	$23	$94	$(14)	$3,131

Net income attributable to PepsiCo per common share - diluted	$1.89	$0.01	$0.06	$(0.01)	$1.95

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

A – 15

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

12 and 24 Weeks Ended June 16, 2012

(in millions and unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Merger and integration charges	Restructuring and impairment charges	Commodity mark-to-market net losses		Core*
Operating Profit	12 Weeks Ended 6/16/12				Restructuring and other charges related to the transaction with Tingyi	12 Weeks Ended 6/16/12

Frito-Lay North America	$835	$—	$24	$—	—	$859
Quaker Foods North America	154	—	1	—	—	155
Latin America Foods	271	—	6	—	—	277

PepsiCo Americas Foods	1,260	—	31	—	—	1,291

PepsiCo Americas Beverages	840	—	35	—	—	875

Europe	453	1	—	—	—	454

Asia, Middle East & Africa	165	—	8	—	137	310

Division Operating Profit	2,718	1	74	—	137	2,930

Corporate Unallocated	(341)	2	3	79	—	(257)

Total Operating Profit	$2,377	$3	$77	$79	$137	$2,673

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Merger and integration charges	Restructuring and impairment charges	Commodity mark-to-market net gains		Core*
Operating Profit	24 Weeks Ended 6/16/12				Restructuring and other charges related to the transaction with Tingyi	24 Weeks Ended 6/16/12

Frito-Lay North America	$1,615	$—	$32	$—	$—	$1,647
Quaker Foods North America	341	—	6	—	—	347
Latin America Foods	454	—	12	—	—	466

PepsiCo Americas Foods	2,410	—	50	—	—	2,460

PepsiCo Americas Beverages	1,365	—	43	—	—	1,408

Europe	534	3	(1)	—	—	536

Asia, Middle East & Africa	313	—	17	—	137	467

Division Operating Profit	4,622	3	109	—	137	4,871

Corporate Unallocated	(523)	2	1	(5)	—	(525)

Total Operating Profit	$4,099	$5	$110	$(5)	$137	$4,346

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

A – 16

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

12 and 24 Weeks Ended June 11, 2011

(in millions and unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Commodity mark-to-market net losses	Core*
Operating Profit	12 Weeks Ended 6/11/11				12 Weeks Ended 6/11/11

Frito-Lay North America	$853	$—	$—	$—	$853
Quaker Foods North America	167	—	—	—	167
Latin America Foods	274	—	—	—	274

PepsiCo Americas Foods	1,294	—	—	—	1,294

PepsiCo Americas Beverages	983	4	32	—	1,019

Europe	407	—	14	—	421

Asia, Middle East & Africa	299	—	—	—	299

Division Operating Profit	2,983	4	46	—	3,033

Corporate Unallocated	(229)	—	12	9	(208)

Total Operating Profit	$2,754	$4	$58	$9	$2,825

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Commodity mark-to-market net gains	Core*
Operating Profit	24 Weeks Ended 6/11/11				24 Weeks Ended 6/11/11

Frito-Lay North America	$1,627	$—	$—	$—	$1,627
Quaker Foods North America	381	—	—	—	381
Latin America Foods	445	—	—	—	445

PepsiCo Americas Foods	2,453	—	—	—	2,453

PepsiCo Americas Beverages	1,541	13	53	—	1,607

Europe	470	25	6	—	501

Asia, Middle East & Africa	445	—	—	—	445

Division Operating Profit	4,909	38	59	—	5,006

Corporate Unallocated	(429)	—	54	(22)	(397)

Total Operating Profit	$4,480	$38	$113	$(22)	$4,609

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

A – 17

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	12 Weeks Ended
	6/16/12
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	3%	(2)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	3

Core Growth	3	1
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	4%	1%

Quaker Foods North America
Reported Growth	—%	(8)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	1

Core Growth	—	(8)
Impact of Foreign Currency Translation	1	0.5

Core Constant Currency Growth	0.5%	(7)%

Latin America Foods
Reported Growth	8%	(1)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	2.5

Core Growth	8	1
Impact of Foreign Currency Translation	9	10

Core Constant Currency Growth	17%	11%

PepsiCo Americas Foods
Reported Growth	4%	(3)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	2

Core Growth	4	—
Impact of Foreign Currency Translation	3	2

Core Constant Currency Growth	8%	2%

PepsiCo Americas Beverages
Reported Growth	(5)%	(15)%
Merger and Integration Charges	—	(3)
Restructuring and Impairment Charges	—	3.5

Core Growth	(5)	(14)
Impact of Foreign Currency Translation	0.5	1

Core Constant Currency Growth	(4)%	(13)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 18

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	12 Weeks Ended
	6/16/12
	Net Revenue	Operating Profit
Europe
Reported Growth	(5)%	11%
Merger and Integration Charges	—	(3)
Restructuring and Impairment Charges	—	—

Core Growth	(5)	8
Impact of Foreign Currency Translation	8	7

Core Constant Currency Growth	3%	15%

Asia, Middle East & Africa
Reported Growth	(8)%	(45)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	3
Restructuring and Other Charges Related to the Transaction with Tingyi	—	46

Core Growth	(8)	4
Impact of Foreign Currency Translation	4	3

Core Constant Currency Growth	(4)%	7%

Total Divisions
Division Growth	(2)%	(9)%
Merger and Integration Charges	—	(1.5)
Restructuring and Impairment Charges	—	2
Restructuring and Other Charges Related to the Transaction with Tingyi	—	5

Core Growth	(2)	(3)
Impact of Foreign Currency Translation	3	3

Core Constant Currency Growth	1%	(1)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 19

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	24 Weeks Ended
	6/16/12
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	3.5%	(1)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	2

Core Growth	3.5	1
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	4%	1%

Quaker Foods North America
Reported Growth	(1)%	(11)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	1.5

Core Growth	(1)	(9)
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	(1)	(9)%

Latin America Foods
Reported Growth	9%	2%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	3

Core Growth	9%	5
Impact of Foreign Currency Translation	8	9

Core Constant Currency Growth	17%	14%

PepsiCo Americas Foods
Reported Growth	4.5%	(2)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	2

Core Growth	4.5	—
Impact of Foreign Currency Translation	2.5	2

Core Constant Currency Growth	7%	2%

PepsiCo Americas Beverages
Reported Growth	(3.5)%	(11)%
Merger and Integration Charges	—	(3.5)
Inventory Fair Value Adjustments	—	(1)
Restructuring and Impairment Charges	—	3

Core Growth	(3.5)	(12)
Impact of Foreign Currency Translation	—	1

Core Constant Currency Growth	(3)%	(11)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 20

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	24 Weeks Ended
	6/16/12
	Net Revenue	Operating Profit
Europe
Reported Growth	1%	14%
Merger and Integration Charges	—	—
Inventory Fair Value Adjustments	—	(5)
Restructuring and Impairment Charges	—	—

Core Growth	1	7
Impact of Foreign Currency Translation	7	7

Core Constant Currency Growth	7%	14%

Asia, Middle East & Africa
Reported Growth	(1)%	(29)%
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	—	4
Restructuring and Other Charges Related to the Transaction with Tingyi	—	31

Core Growth	(1)	5
Impact of Foreign Currency Translation	2	1.5

Core Constant Currency Growth	2%	7%

Total Divisions
Division Growth	—%	(6)%
Merger and Integration Charges	—	(1)
Inventory Fair Value Adjustments	—	(1)
Restructuring and Impairment Charges	—	2
Restructuring and Other Charges Related to the Transaction with Tingyi	—	3

Core Growth	—	(3)
Impact of Foreign Currency Translation	2.5	2

Core Constant Currency Growth	3%	(1)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 21

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth*

(unaudited)

12 Weeks Ended
6/16/12
Net Revenue
Frito-Lay North America
Reported Growth	3%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	—

Organic Growth	4%

Quaker Foods North America
Reported Growth	—%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	1

Organic Growth	1%

Latin America Foods
Reported Growth	8%
Impact of Acquisitions and Divestitures	(3)
Impact of Foreign Currency Translation	9

Organic Growth	14%

PepsiCo Americas Foods
Reported Growth	4%
Impact of Acquisitions and Divestitures	(1)
Impact of Foreign Currency Translation	3

Organic Growth	7%

PepsiCo Americas Beverages
Reported Growth	(5)%
Impact of Acquisitions and Divestitures	7
Impact of Foreign Currency Translation	0.5

Organic Growth	2%

*	Organic Results are financial measures that are not in accordance with GAAP and exclude the impact of acquisitions and divestitures and foreign exchange.

Note – certain amounts above may not sum due to rounding.

A – 22

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth*

(unaudited)

12 Weeks Ended
6/16/12
Net Revenue
Europe
Reported Growth	(5)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Currency Translation	8

Organic Growth	3%

Asia, Middle East & Africa
Reported Growth	(8)%
Impact of Acquisitions and Divestitures	15
Impact of Foreign Currency Translation	4

Organic Growth	10%

Total Divisions
Division Growth	(2)%
Impact of Acquisitions and Divestitures	4
Impact of Foreign Currency Translation	3

Organic Growth	5%

24 Weeks Ended
6/16/12
Net Revenue
Total Divisions
Division Growth	—%
Impact of Acquisitions and Divestitures	2
Impact of Foreign Currency Translation	2.5

Organic Growth	5%

*	Organic Results are financial measures that are not in accordance with GAAP and exclude the impact of acquisitions and divestitures and foreign exchange.

Note – certain amounts above may not sum due to rounding.

A – 23